EXHIBIT 99.7
For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. ANNOUNCES TRANSACTIONS DESIGNED TO ENHANCE PROFITABILITY AND RETURN ON INVESTMENT FROM SELF-SERVE FROZEN YOGURT BUSINESS

DURANGO, Colorado (January 14, 2013) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”), which franchises/operates gourmet chocolate and self-serve frozen yogurt stores and manufactures an extensive line of premium chocolates and other confectionery products, today announced that it has (1) acquired selected assets of Yogurtini International, LLC; and (2) contributed its Aspen Leaf Yogurt, newly acquired Yogurtini assets, and $78,000 in cash to U-Swirl, Inc. (OTCQB: SWRL) in exchange for a 60% controlling equity interest in U-Swirl, Inc.

HIGHLIGHTS

•	Company acquires assets of Yogurtini International, LLC.

•	Company sells Aspen Leaf Yogurt and Yogurtini for 60% equity stake in publicly-traded U-Swirl, Inc.

•	Transactions expected to transform U-Swirl into profitable company well-positioned to pursue organic growth and acquisitions.

•	Transactions expected to be accretive to Rocky Mountain Chocolate Factory earnings in FY2014 and future years.

U-Swirl, Inc. (“U-Swirl”), headquartered in Henderson, Nevada, currently operates and/or franchises 30 self-serve frozen yogurt stores under the name U-Swirl Frozen Yogurt.  The stores are located in Nevada (10 units), Idaho (3), Arizona (4), California (1), Florida (1), Utah (3), Texas (2), Montana (2), New Mexico (3) and Pennsylvania (1).  The company’s common stock trades on the OTCQB under the symbol “SWRL.”

Privately-owned Yogurtini International, LLC (“Yogurtini”), headquartered in Tempe, Arizona, currently franchises 30 self-serve frozen yogurt stores under the name Yogurtini® Self-Serve. One store is privately owned by the founding sisters, Natasha and Chelsey Nelson.  The stores are located in Arizona (7), Missouri (8), Kansas (2), Colorado (4), Florida (3), South Carolina (1), Nebraska (1), Georgia (1), New York (1) and Virginia (2).

Aspen Leaf Yogurt, Inc., a subsidiary of Rocky Mountain Chocolate Factory, Inc., currently franchises and/or operates 16 self-serve frozen yogurt stores under the name Aspen Leaf Yogurt.   The stores are located in Colorado (6), Idaho (2), Arizona (1), New Mexico (1), Iowa (2), Texas (1), Illinois (1), Missouri (1) and Tennessee (1).

Under the terms of agreements among the respective parties:

•
Rocky Mountain Chocolate Factory, Inc. acquired all contractual and intellectual property assets of Yogurtini for an undisclosed amount of cash plus a potential earnout contingent upon financial performance over a two-year period.  Specific terms of the transaction were not disclosed.

•
Rocky Mountain Chocolate Factory, Inc. contributed to U-Swirl: substantially all contractual and intellectual property of Aspen Leaf Yogurt and Yogurtini; property, plant and equipment relating to six company-owned Aspen Leaf Yogurt stores; and $78,000 in cash.  In exchange, Rocky Mountain Chocolate Factory, Inc. received from U-Swirl: 60% of U-Swirl’s outstanding common stock, $500,000 in recourse notes, $400,000 in non-recourse notes, and a stock purchase warrant that allows Rocky Mountain Chocolate Factory, Inc. to maintain its pro rata ownership in U-Swirl if existing options and/or warrants are exercised.

“We believe the combination of three self-serve frozen yogurt chains under the U-Swirl umbrella will result in a profitable company that is well-positioned to achieve significant growth through a disciplined organic expansion and acquisition strategy,” stated Franklin Crail, Founder and Chief Executive Officer of Rocky Mountain Chocolate Factory, Inc.  “By partnering with publicly-traded U-Swirl, our shareholders still have the opportunity to realize the potential for value appreciation in the self-serve frozen yogurt industry.  Meanwhile, Rocky Mountain Chocolate Factory’s management team will be able to focus all of its attention on the Company’s highly profitable chocolate manufacturing operations and retail store franchising business.”

In anticipation of the closing of these transactions, Rocky Mountain Chocolate Factory, Inc. recorded a non-recurring, non-cash impairment charge related to its Aspen Leaf Yogurt assets in the quarter ended November 30, 2012.

While Rocky Mountain Chocolate Factory, Inc. now owns a majority of U-Swirl’s common stock and will be represented on the U-Swirl board of directors, U-Swirl will continue to be operated by its current management team.

“Based upon currently available information, we expect these business combinations to have an accretive impact upon our earnings in Fiscal 2014, which begins March 1, 2013, and in future years,” added Bryan Merryman, Chief Operating Officer of Rocky Mountain Chocolate Factory, Inc.  “While the one-time, non-cash impairment charge will negatively impact our GAAP earnings in Fiscal 2013, we believe our chocolate business segment will generate improved revenue and operating earnings when compared with the previous fiscal year.”

“With approximately 75 retail stores in its network following the completion of these transactions, U-Swirl will represent a much stronger competitive force in the self-serve frozen yogurt industry,” observed Ulderico Conte, Co-Founder and Chief Executive Officer of U-Swirl, Inc.  “The immediate elimination of duplicative costs, combined with the potential for increased savings and rebates from suppliers due to volume purchasing discounts, should significantly benefit our profit margins in 2013.  From a strategic perspective, we believe U-Swirl will be in an excellent position to grow its franchise base both organically and through opportunistic acquisitions in coming years.”

Rocky Mountain Chocolate Factory, Inc. was advised by investment banking firm Paragon Capital Partners, LLC and legal counsel Perkins Coie LLP.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products.  As of December 31, 2012 the Company and its franchisees operated 376 stores in 42 states, Canada, Japan and the United Arab Emirates.  The Company’s common stock is listed on The Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information.  Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, including but not limited to new store openings, the success of the  Aspen Leaf Yogurt concept and other risks.  Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions.  The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise.  The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, Contact Bryan J. Merryman COO/CFO (970) 259-0554